Summary

Plan

Description



ATLANTIC RICHFIELD
EXECUTIVE LIFE INSURANCE PLAN



As in Effect on January 1, 1994



1994

                               TABLE OF CONTENTS

Your Life Insurance Benefits--An Overview     1
Who's Eligible                                1
   You                                        1
   Your Dependents                            1
When Coverage Begins                          2
   Basic Life Coverage                        2
       You                                    2
       Your Dependents                        2
   Executive Life Coverage                    2
   Optional Life Coverage                     3
How the Plan Works                            3
What the Coverage Costs                       3
   Basic Life Coverage                        3
   Executive Life Coverage                    3
   Optional Life Coverage                     4
How To Calculate Plan Benefits                4
   Basic Life Coverage                        4
       Life Insurance                         4
       AD&D Coverage                          4
   Executive Life Coverage                    5
   Optional Life Coverage                     5
Who Receives a Benefit                        5
   Basic Life Coverage                        5
       You                                    5
       Your Beneficiary                       6
   Executive Life Coverage                    6
   Optional Life Coverage                     6
How Benefits Are Paid                         6
   Basic Life Coverage                        6
   Executive Life Coverage                    6
       Lump-Sum Option                        7
       Survivor Income Option                 7
   Optional Life Coverage                     7
How To File a Claim                           7
How To File an Appeal                         7
   Claim Denial                               7
   Claim Review                               7
When Coverage Ends                            8
   Basic Life Coverage                        8
   Executive Life Coverage                    9
   Optional Life Coverage                     9
How To Continue Coverage                      9
   Basic Life Coverage                        9
       On a Leave of Absence                  9
       If You're Totally Disabled             9
       Before Retirement but After Age 65     9
       At Retirement                          9
   Executive Life Coverage                   10
       On a Leave of Absence                 10
       If You're Totally Disabled            10
       Before Retirement but After Age 65    10
       At Retirement                         10
   Optional Life Coverage                    11
       On a Leave of Absence                 11
       If You're Totally Disabled            11
       Before Retirement but After Age 65    11
       At Retirement                         11

When the Plan Ends            12
How To Convert Your Policy    12
   Basic Life Coverage        12
   Executive Life Coverage    12
   Optional Life Coverage     12
Glossary                      13

                   YOUR LIFE INSURANCE BENEFITS--AN OVERVIEW

ARCO's life insurance plan and accidental death and dismemberment (AD&D) coverage offer important financial security for you and your family in the event of injury or death.

The Executive Life Insurance Plan includes three components:

      . basic life coverage, which pays the first $50,000 of your life insurance benefit, as well as an additional benefit if your death or dismemberment is caused by an accident. This coverage also provides some insurance on the lives of your spouse and each of your children;

      . executive life coverage, which provides insurance on your life only and pays a benefit equal to three times your annual base pay, less the $50,000 benefit provided by basic life coverage. Executive life coverage also lets you choose the form of survivor payments which best meet your beneficiaries' needs; and

      . optional life coverage, which gives you the opportunity to purchase additional life insurance for yourself of up to twice your annual base pay. You and the Company share the cost of this coverage.

The Executive Life Insurance Plan is just part of ARCO's "Business of Benefits" effort to address your benefit needs with the same care with which we build our business relationships.

This booklet gives you an overview of the Atlantic Richfield Company Executive Life Insurance Plan, including a summary plan description (SPD) of ARCO's Basic Life Plan. The full terms of the Executive Life Insurance Plan are contained in the plan document on file with the Company.

The information presented in this booklet doesn't replace the official documents that legally govern the plan's operation. In the event of any conflict between this booklet and the official documents, the official documents will govern.

ARCO reserves the right to change or terminate this plan at any time.

There are a number of terms you need to know in order to understand how the plan works. The first time each of these terms is used, it will appear in BOLDFACE TYPE and will be followed by its definition or a page reference indicating where that definition is located. We've also included a glossary at the end of this booklet, which lists each term and shows you on which page its definition appears.

If you have any questions about your life insurance benefits, contact Executive Relations.

                                 WHO'S ELIGIBLE

YOU

As an executive, you're eligible for basic life coverage, executive life coverage and optional life coverage.

YOUR DEPENDENTS

Basic life coverage is provided for your eligible dependents as explained on page 4.

Eligible dependents include:

       . your legal spouse; and

       . your unmarried children:
         -to the end of the month in which their l9th birthday occurs;

         -from their l9th birthday to the end of the month in which their 25th birthday occurs, if they're full-time students at an accredited high school or college and are PRIMARILY DEPENDENT on you for support;

         -from their l9th birthday to the end of the month in which their 25th birthday occurs, if they're primarily dependent on you for support; and

         -age 19 or over for whom you can provide proof acceptable to Aetna Life
          Insurance Company, the insurance carrier, of your child's physical or mental incapacity for self-support.

"Primarily dependent" means that your child depends on you for more than half of his/her financial support and qualifies for dependency tax status, as defined by the Internal Revenue Code, on the date the claim was incurred.

If your child can't be declared as a dependent for federal income tax purposes, he/she no longer qualifies as a covered dependent for that year. If he/she qualifies for dependency tax status in any subsequent year and meets all other eligibility requirements, he/she may again be covered as a dependent under this plan.

Children include your:

       . natural children;

       . adopted children; and

       . any other children who:
         -live with you in a parent-child relationship; or -can be claimed as dependents for income tax purposes.

                              WHEN COVERAGE BEGINS

BASIC LIFE COVERAGE

YOU

You automatically receive basic life coverage on:

       . your hire date; or

       . the date you're first eligible for coverage;

whichever occurs first.

If you're disabled and away from work when coverage would otherwise begin, you're covered once you return to work.

YOUR DEPENDENTS

Your eligible dependents are automatically covered on the date your coverage begins.

EXECUTIVE LIFE COVERAGE

You must enroll for executive life coverage within 30 days of the later of:

       . the date of your eligibility for executive life coverage; or . the date you're notified of your eligibility.

If you enroll within the 30-day deadline and the insurance carrier denies you coverage, the Company will self-insure you, as long as you've complied with the insurance carrier's underwriting requirements. This includes completion of a confidential health questionnaire, on which you're required to disclose all known health problems and pre-existing conditions to the insurance carrier. You may also be required to provide evidence of your good health.

If you want to enroll after the 30-day deadline, you must wait until the next open enrollment period.

OPTIONAL LIFE COVERAGE

You may enroll for optional life coverage when you enroll for executive life coverage. If you want to enroll after the 30-day enrollment deadline or make a change to your optional life coverage, you must wait until the next open enrollment period to do so.

Coverage begins when the insurance carrier approves your application. There's no Company self-insurance for this coverage.

                               HOW THE PLAN WORKS

Basic life coverage is provided through group term life insurance. Executive life coverage is funded by Corporate Owned Life Insurance (COLI) under a split-dollar agreement. This means that the Company owns the life insurance policy and guarantees you a share in its value through endorsement. That way, both you and the Company receive part of the dollar value of the policy if you die.

Under certain circumstances--for example, if the insurance carrier denies you executive life coverage--the Company may self-insure you.

Optional life coverage is provided by employee-owned insurance policies in which the Company is assigned a collateral interest in the policies equal to its CUMULATIVE PREMIUM OUTLAY--that is, its contributions. You and the Company share the cost of this coverage--and both of you receive part of the dollar value of the policies if you die.

                              WHAT COVERAGE COSTS

BASIC LIFE COVERAGE

ARCO pays the full cost of this coverage for both you and your dependents.

EXECUTIVE LIFE COVERAGE

ARCO pays the full cost of your executive life coverage.

As an active employee, if you elect the LUMP-SUM OPTION form of payment (see page 7), once each year you pay a contribution equal to the amount of your imputed income on the premiums the Company has paid. See the following table for details. The Company then pays you a bonus equal to your contribution on a before-tax basis. The net cost to you is any incremental income tax you may have to pay on the bonus.

    IF YOU ELECT THE LUMP-SUM OPTION AND...

 YOU'RE AGE       THE INCOME REPORTABLE TO YOU
                  FOR EACH $100,000 OF COVERAGE
                        ABOVE $50,000 IS
     30                      $ 56
     35                      $ 58
     40                      $ 60
     45                      $ 80
     50                      $113
     55                      $158
     60                      $237
     65                      $460


If you're an inactive employee--that is, retired, on an approved leave of absence or terminated--and you elect the lump-sum option, you're taxed on the value of your executive life coverage.

There's no net cost to you if you elect the SURVIVOR INCOME OPTION (see page 7) form of payment, to be paid to your BENEFICIARIES (see page 6).

OPTIONAL LIFE COVERAGE

You and ARCO share the cost of this employee-owned life insurance policy. Your monthly contribution is determined by your age and coverage amount, as follows:

  IF YOUR AGE IS..    YOUR MONTHLY CONTRIBUTION PER
                      $1,000 OF COVERAGE IS.....
Not more than 40               $ .05
    41 - 45                    $ .07
    46 - 50                    $ .10
    51 - 55                    $ .14
    56 - 60                    $ .24
    61 - 65                    $ .39
    66 - 70                    $ .64
    71 - 75                    $1.04
    76 - 80                    $1.61

                         HOW TO CALCULATE PLAN BENEFITS

BASIC LIFE COVERAGE

Basic life coverage consists of both life insurance and AD&D coverage.

LIFE INSURANCE

The plan pays the following life insurance benefit if you, your spouse or one of your children dies:

IF LIFE INSURANCE IS FOR...        THE BENEFIT PAID IS...
       You                         $50,000
       Your spouse                 $ 2,000
       Each child                  $ 1,000

AD&D COVERAGE

The plan pays additional benefits according to the schedule below if you experience the loss:

    . as the result of an accident that occurs while you're insured; and

    . within one year after the accident.

The maximum AD&D benefit that will be paid for all losses resulting from one accident equals I x ANNUAL BASE PAY (see this page).

      FOR LOSS OF...             THE BENEFIT PAID IS...
         Life                    1 x annual base pay
         Both hands
         Both feet               1 x annual base pay
         Sight in both eyes
         One hand and one foot
         One hand and one eye
         One foot and one eye
         One hand                50% x annual base pay
         One foot
         Sight in one eye

"Loss of hand or foot" means that those limbs are completely severed at or above the wrist or ankle.
"Loss of sight" means the entire and irrecoverable loss of sight.

If the accident results in death, an AD&D benefit is paid in addition to the plan's life insurance benefit.

The AD&D benefit is calculated using your annual base pay--that is, the regular wages you were paid by the Company during the year, including all your pre-tax contributions or deferrals of income to plans such as the

Atlantic Richfield Executive Deferral Plan. It also includes benefit-bearing cost-of-living allowances, such as:

       . Foreign Service Premium for expatriates; and

       . Alaska Benefits Base for Alaska-based employees

If your AD&D benefit isn't an even multiple of $1,000, it will be rounded to the next higher multiple of $ 1,000. For example: $166,191.12 is rounded up to $167,000.

An AD&D benefit won't be paid for any loss caused by:

       . suicide or attempted suicide; or

       . sickness or infection, unless the infection results from an accident covered by the plan.

EXECUTIVE LIFE COVERAGE

The plan pays an executive life benefit equal to:

                              3 X ANNUAL BASE PAY
                                     MINUS
                       THE BASIC LIFE BENEFIT OF $50,000.

The plan automatically adjusts your executive life coverage if you receive an increase in your base pay. However, if your base pay increase causes your executive life coverage to increase at least 10%, you may have to comply with any insurance carrier underwriting requirements. Coverage increases take effect as of the date your base pay increases. The Company will self-insure you if coverage is pending with the insurance carrier.

If you relocate to the lower 48 states from Alaska or overseas, your executive life benefit will be:

       . maintained at the level of coverage in effect before your transfer; or

       . based on your current base pay;

whichever is greater.

OPTIONAL LIFE COVERAGE

Optional life coverage for yourself pays a benefit equal to:

                              1 X ANNUAL BASE PAY
                                       OR
                              2 X ANNUAL BASE PAY.

The actual amount of your coverage is subject to the insurance carrier's approval, and you may be required to comply with additional underwriting requirements.

If you receive an increase in your base pay, additional optional life coverage is subject to the insurance carrier's underwriting requirements.

                             WHO RECEIVES A BENEFIT

BASIC LIFE COVERAGE

YOU

The plan pays a benefit to you if:

       . you're dismembered;

       . your spouse dies; or

       . an eligible child dies.

YOUR BENEFICIARY

When you die, the plan pays a benefit to your beneficiary--that is, the person(s) you designate to receive a benefit in the event of your death. To name a beneficiary, you need to obtain a beneficiary designation form from Executive Relations and return the completed form as soon as possible. You may designate anyone you wish as your beneficiary, and you may change this designation at any time. If you die and you've named more than one beneficiary, each receives the same benefit amount, unless you've left written instructions otherwise with the plan.

If you're married at the time of your death, your surviving spouse may be entitled under applicable state law (e.g., community property laws) to a portion of the benefit, whether or not your spouse is your designated beneficiary. In that event, the benefits payable to any of your other designated beneficiaries may be reduced.

If your beneficiary doesn't survive you and you haven't named any contingent beneficiaries, a benefit is paid to the following survivors in the order listed:

       . your spouse;

       . your child(ren);

       . your parent(s);

       . your brothers(s) and sisters(s).

If you're survived by two or more persons in the applicable group of beneficiaries to whom a benefit is to be paid, the payment will be divided equally among them. If there are no survivors in any of the groups listed above, payment will be made to your estate.

EXECUTIVE LIFE COVERAGE

Your beneficiary will receive a benefit from this plan if you die. If your beneficiary doesn't survive you and you haven't named any contingent beneficiaries, an executive life benefit will be paid to your estate.

To name a beneficiary, you'll need to complete a beneficiary designation form and return it to Executive Relations. You may change this designation at any time. See "Basic Life Coverage" on this page for additional information on beneficiary designations.

OPTIONAL LIFE COVERAGE

Optional life coverage operates just like executive life coverage in how it handles beneficiaries. See "Executive Life Coverage" above for details.

                             HOW BENEFITS ARE PAID

BASIC LIFE COVERAGE

The $50,000 basic life benefit and the AD&D benefit are tax-free. A benefit of $10,000 or more will be automatically deposited by Aetna into an interest-bearing checking account in your beneficiary's name. The beneficiary may withdraw the account balance at any time. There are no fees or charges for this service other than those usually charged for stop payments, check copies and returned checks. However, the account is not insured by the Federal Deposit Insurance Corporation (FDIC).

EXECUTIVE LIFE COVERAGE

You may choose either the lump-sum option or the survivor income option as the form of payment to your beneficiary. This election may be changed once each year during open enrollment. Your new election will take effect the following
January 1.

LUMP-SUM OPTION

If you've chosen the lump-sum option, upon your death the insurance carrier will pay your beneficiary a tax-free lump-sum benefit equal to your full coverage amount.

SURVIVOR INCOME OPTION

If you've chosen the survivor income option, upon your death the insurance carrier will pay the Company a tax-free lump-sum payment. In turn, ARCO will make monthly survivor income payments to your beneficiary for 10 years. These payments are taxable as ordinary income. Since the Company receives a tax-free payment from the insurance carrier, the Company will increase the monthly survivor payments by its corporate tax rate to offset some or all of the tax on the benefits paid to your survivor.

OPTIONAL LIFE COVERAGE

After you die, the insurance carrier will pay your beneficiary a tax-free lump-sum benefit.

                              HOW TO FILE A CLAIM

To file a claim for AD&D benefits, you or your beneficiary needs to obtain a claim form from Executive Relations. After the form is completed, it should be returned to Executive Relations. In the event of death, a copy of proof of the accident that caused the death must accompany the claim form. A decision on the claim will be made within 90 days after it was filed, and you or your beneficiary will receive written notice of that decision.

To file a basic life, executive life or optional life claim for death benefits, your beneficiary should obtain a claim form from Executive Relations and return the completed form, together with a certified copy of the death certificate, to Executive Relations. The claim will be processed as soon as administratively possible.

                             HOW TO FILE AN APPEAL

CLAIM DENIAL

If the claim is partially or wholly denied, you or your beneficiary will receive written notice of the denial within 90 days after the Company receives the claim. This time limit may be extended for an additional 90 days in special cases, but you or your beneficiary will be notified of the reasons for the delay. In no event will this extension exceed 90 days.

The denial notice will explain the reasons for the denial, state the plan provisions on which the denial is based, describe any additional information or material required and discuss the procedures that must be followed if you or your beneficiary wants a further review of the claim.

CLAIM REVIEW

If you or your beneficiary receives a claim denial notice, you or your beneficiary may wish to file a formal request for a claim review with the insurance carrier. This must be done in writing within 60 days of receiving the claim denial notice, and a copy of the claim review request must be forwarded to Executive Relations. In addition, you, your beneficiary or an authorized representative may review pertinent documents and submit additional issues in writing. If a claim review request isn't filed within this 60-day period, the right to do so is waived.

Within 60 days (or 120 days in some cases) after the request is filed, the insurance carrier will notify you or your beneficiary in writing of its final decision, including the specific reasons for its determination.

If the insurance carrier finally denies the claim because of ineligibility to participate in the plan or other issues unrelated to the payment of claims, you or your beneficiary may request that ARCO's Welfare Plans Administrative Committee review the claim.

Executive Relations should be contacted for information on how to file this type of appeal.

                               WHEN COVERAGE ENDS


BASIC LIFE COVERAGE

Your life insurance coverage terminates if your employment ends before you reach age 62. However, if you:

       . retire with an immediate retirement allowance before age 62; or

       . leave the Company after age 62, with or without an immediate retirement allowance and are eligible for a deferred retirement allowance;

coverage terminates at the end of the month in which you turn 65.

You may be able to convert your terminated life insurance coverage to an individual policy. See page 12 for details.

Your AD&D coverage ends at the end of the month in which you:

       . retire or otherwise terminate employment;

       . are granted a leave of absence; or

       . are determined by the Company to be TOTALLY DISABLED (see page 9).

Your dependents' life insurance coverage terminates at the end of the month in which:

       . you're no longer eligible for life insurance coverage under this plan;

       . your dependents are no longer eligible for coverage;

       . you're determined by the Company to be totally disabled (see page 9);

       . as an active employee age 65 or older, you retire;

       . as a retiree, you reach age 65;

       . you die; or

       . the plan no longer offers this coverage.

However, if your child:

       . is incapable of earning his/her living because of a mental or physical disability;

       . is primarily dependent on you for support; and

       . is covered under the plan when coverage would otherwise end because he/she has reached age 19, or age 25 if he/she is a full-time student or primarily dependent on you for support;

coverage may be continued throughout the child's incapacity as long as you're covered under the plan. To qualify your child, you're required to provide proof of your child's condition to the claims administrator within 31 days after the end of the month in which he/she would no longer be eligible.

This provision doesn't apply to any child who has been issued an individual policy under the conversion privilege (see page 12).

EXECUTIVE LIFE COVERAGE

Your executive life coverage ends if you leave the Company and aren't eligible for an immediate retirement allowance. However, you may be able to convert your coverage to an individual policy. See page 12 for details.

If you move to a grade position that isn't eligible for your current level of executive life coverage, your executive life benefit will be:

       . maintained at the level of coverage in effect before your grade change; or

       . based on your current base pay;

whichever is greater.

OPTIONAL LIFE COVERAGE

Your optional life coverage ends if you leave the Company. However, you may be able to convert your coverage to an individual policy. See page 12 for details.

If you move to a grade position that isn't eligible for optional life coverage, the same provisions apply as under executive life coverage (see above).

                            HOW TO CONTINUE COVERAGE

BASIC LIFE COVERAGE

In general, basic life coverage may be continued as described below. However, unless you're an active employee and not totally disabled, your AD&D coverage and dependent coverage:

       . will be discontinued during a disability; or

       . will end on the last day of the calendar month in which you take a leave of absence or terminate employment.

ON A LEAVE OF ABSENCE

If you're granted a leave of absence, your right to continue coverage during the leave depends on the provisions of the leave of absence you've taken.

For more details on basic life coverage during leaves of absence, contact Executive Relations.

IF YOU'RE TOTALLY DISABLED

If you're totally disabled, as defined by ARCO's Executive Long-Term Disability Plan, your basic life coverage will continue until you reach age 65.

If you remain totally disabled after your 65th birthday, or if you continue to be an active employee after age 65 and then become totally disabled, your basic life insurance will end.

BEFORE RETIREMENT BUT AFTER AGE 65

You may continue your basic life coverage under the plan on the same terms as before age 65 if you remain an active employee and you're not totally disabled.

AT RETIREMENT

At Age 65 or Earlier. You may continue your current level of life insurance and
- ---------------------
that of your dependents until the end of the month in which you become age 65 if:

       . you retire with an immediate retirement allowance before age 62; or

       . after reaching age 62, you leave the Company with or without an immediate retirement allowance and you're eligible for a deferred retirement allowance.

The Company continues to pay the full cost of your basic life coverage after your retirement.

After Age 65. If you retire after age 65, your basic life coverage ends at the
- -------------
end of the month in which you retire.

EXECUTIVE LIFE COVERAGE

ON A LEAVE OF ABSENCE

Your executive life coverage continues if you're on an approved paid or unpaid leave of absence.

IF YOU'RE TOTALLY DISABLED

If you become totally disabled--as defined by ARCO's Executive Long-Term Disability Plan--while you're an active Company employee, your coverage will be the same as if you retired with an immediate retirement allowance at the age you became disabled (see this page).

BEFORE RETIREMENT BUT AFTER AGE 65

You may continue your executive life coverage on the same terms as before age 65 if you remain an active employee.

AT RETIREMENT

You may continue your current level of executive life coverage until the end of the month in which you become age 65 if you leave the Company and are eligible for an immediate retirement allowance. At the end of the month in which you reach age 65, your executive life coverage will be reduced to:

                           1 X FINAL ANNUAL BASE PAY.

Unreduced Benefit.  Before your coverage is reduced, you'll be offered the
- ------------------
opportunity to keep your pre-age 65 executive life coverage. If you do, you'll be required to make contributions toward its cost.

Retirement Income Offer (RIO). Before you retire, the Company, at its sole
- ------------------------------
discretion and subject to the terms and conditions it believes are appropriate, may offer you the opportunity to irrevocably convert your post-age 65 executive life coverage--I x final annual base pay--to additional retirement income.

This income is paid monthly for 15 years beginning one month after your retirement date. Payments are taxable as ordinary income, but the Company will increase the amount of these payments by its corporate tax rate to offset some or all of the tax on the benefits you receive.

If you die after retirement and before age 65, your survivor will receive any unpaid RIO payments plus a RIO-adjusted executive life benefit equal to:

                         2 X YOUR FINAL ANNUAL BASE PAY
                                     MINUS
                       THE BASIC LIFE BENEFIT OF $50,000.

This total benefit is paid in equal monthly installments over ten years. Payments are taxable as ordinary income, but the Company will increase the amount of these payments by its corporate tax rate to offset some or all of the tax on the benefits your survivor receives.

If you die after retirement and at age 65 or later, your survivor receives only your remaining RIO payments.

Policy Roll-Out. At its discretion, the Company may decide to roll-out the
- ----------------
insurance policy that's funding your final post-retirement benefit. At the time of the roll-out, the policy's death benefit will be 100% of your final base pay.

The Company will withdraw the cash value that's equal to all premiums paid by the Company during the policy's premium period. The remaining cash value will be transferred to you when ownership of the policy is changed from the Company to you. Any portion of the policy's transferred equity which exceeds your cost while you're an active employee may be taxed.

Once the policy has been rolled-out to you, the Company will have no other obligation to provide you with a post-retirement death benefit under this plan. You'll have full ownership rights to the policy. This means you can withdraw or borrow against the policy's cash value to maintain the same or reduced level of coverage.

In general, roll-out will occur once:

       . the policy's premium period has ended (currently, 10 years); and

       . you've reached age 65 or you've retired, whichever is later.

The policy won't be rolled-out if:

       . you've accepted the RIO; or

       . the Company has elected to pay your premiums on a pay-for-life basis.

OPTIONAL LIFE COVERAGE

ON A LEAVE OF ABSENCE

Your optional life coverage continues if you're on an approved paid leave of absence. If you're on an approved unpaid leave, your optional life coverage continues if you continue to make your contributions.

IF YOU'RE TOTALLY DISABLED

If you become disabled while you're actively employed by the Company, your optional life coverage continues as long as you continue to make your contributions.

BEFORE RETIREMENT BUT AFTER AGE 65

You may continue your optional life coverage on the same terms as before age 65 if you remain an active employee.

AT RETIREMENT

At your retirement, the Company will withdraw its cumulative premium outlay for the policy. If your policy is paid up when you retire, your optional life coverage will remain at its pre-retirement coverage level throughout your retirement. If your policy isn't paid up when you retire and the Company's outlay can't be covered by the cash value, you'll be required to pay the Company the difference to keep your coverage. You may then:

       . continue making contributions to maintain your pre-retirement coverage level; or

       . discontinue making contributions and accept any residual coverage based on actual policy cash values, if any.

                               WHEN THE PLAN ENDS

The Company expects and intends to continue the plan indefinitely, but reserves the right to amend or terminate it at any time.

If the plan is terminated, your coverage will end on the plan's termination date. However, if you're totally disabled at that time, benefits will continue to be available as described on pages 9, 10 and 11. All extended benefits are subject to the plan's provisions and limitations.

At its discretion, the Company may offer you the opportunity to purchase the life insurance policy according to the conversion procedures described below.

                           HOW TO CONVERT YOUR POLICY

BASIC LIFE COVERAGE

You may convert basic life coverage to an individual insurance policy. You may convert your dependents' coverage to an individual policy only if your coverage under this plan ends. If you're interested in converting to an individual policy, contact Executive Relations.

Since an individual policy isn't a continuation of coverage under this plan, the benefits that will be provided and the cost of the policy won't be the same as provided under this plan.

EXECUTIVE LIFE COVERAGE

If you're not eligible for an immediate retirement allowance when you leave the Company and you have at least five years of service with the Company, you may purchase the Company's interest in the life insurance policy and convert your executive life coverage to an individual insurance policy provided by the insurance carrier without having to meet additional insurance carrier underwriting requirements.

The policy's purchase price will equal the Company's total cumulative cost for the policy or the cash value, whichever is greater. Payment must be made in a single lump sum. You may withdraw or borrow from the policy to help pay its purchase price. In addition, any portion of the insurance policy's equity which exceeds your cost may be taxed.

OPTIONAL LIFE COVERAGE

When you leave the Company, you may convert your optional life coverage to an individual insurance policy at your own expense. But first, the Company will withdraw its cumulative premium outlay or the cash value, whichever is greater. If the Company's cumulative premium outlay can't be covered by the cash value, you'll be required to pay the Company the difference.

If the policy isn't fully paid up when you leave the Company and you wish to convert your optional life coverage to an individual insurance policy, you may:

       . continue making contributions to maintain your coverage level; or . discontinue making contributions and accept any residual coverage based on actual policy cash values, if any.

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

                                    GLOSSARY

Here's a list of terms you need to know in order to understand how the plan works. Page references indicate where these terms are defined.

ANNUAL BASE PAY              4

BENEFICIARY                  6

CUMULATIVE PREMIUM OUTLAY    3

LUMP-SUM OPTION              7

PRIMARILY DEPENDENT          2

SURVIVOR INCOME OPTION       7

TOTALLY DISABLED             9

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